Exhibit 10.7

CALIFORNIA JUDICIAL REFERENCE AGREEMENT

This California Judicial Reference Agreement (“Agreement”) is entered into in connection with any existing financing (other than consumer purpose financing) (“Financing”) provided by U.S. Bank National Association (“Bank”) to Cherokee Inc., a Delaware corporation (“Borrower”) evidenced, secured and/or supported by one or more promissory notes, loan agreements, security agreements, mortgages/deeds of trust, guaranties and/or other documents signed by the undersigned parties, including but not limited to the Amended and Restated Continuing Guaranty executed by Spell C. LLC, a Delaware limited liability company (“Guarantor”) in favor of Bank in connection with the Financing (said promissory note and such other agreements, together with amendments, modifications, substitutions and replacements thereto, are hereinafter referred to as the “Loan Documents”).

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto (collectively, the “Parties”) agree as follows:

1.             Any and all disputes, claims and controversies arising out of the Loan Documents or the transactions contemplated thereby (including, but not limited to, actions arising in contract or tort and any claims by a Party against Bank related in any way to the Financing) (individually, a “Dispute”) that are brought before a forum in which pre-dispute waivers of the right to trial by jury are invalid under applicable law shall be subject to the terms of this Agreement in lieu of the jury trial waivers otherwise provided in the Loan Documents.

2.             Any and all Disputes shall be heard by a referee and resolved by judicial reference pursuant to California Code of Civil Procedure Sections 638 et seq.

3.             The referee shall be a retired California state court judge or an attorney licensed to practice law in the State of California with at least ten (10) years’ experience practicing commercial law.  The Parties shall not seek to appoint a referee that may be disqualified pursuant to California Code of Civil Procedure Section 641 or 641.2 without the prior written consent of all Parties.

4.             If the Parties are unable to agree upon a referee within ten (10) calendar days after one Party serves a written notice of intent for judicial reference upon the other Party or Parties, then the referee will be selected by the court in accordance with California Code of Civil Procedure Section 640(b).

5.             The referee shall render a written statement of decision and shall conduct the proceedings in accordance with the California Code of Civil Procedure, the Rules of Court, and California Evidence Code, except as otherwise specifically agreed by the parties and approved by the referee.  The referee’s statement of decision shall set forth findings of fact and conclusions of law.  The decision of the referee shall be entered as a judgment in the court in accordance with the provisions of California Code of Civil Procedure Sections 644 and 645.  The decision of the referee shall be appealable to the same extent and in the same manner that such decision would be appealable if rendered by a judge of the superior court.

6.             Nothing in this Agreement shall be deemed to apply to or limit the right of Bank (a) to exercise self help remedies such as (but not limited to) setoff, or (b) to foreclose judicially or nonjudicially against any real or personal property collateral, or to exercise judicial or nonjudicial power of sale rights, (c) to obtain from a court provisional or ancillary remedies (including, but not limited to, injunctive relief, a writ of possession, prejudgment attachment, a protective order or the appointment of a receiver), or (d) to pursue rights against a Party in a third-party proceeding in any action brought against Bank (including actions in bankruptcy court).  Bank may exercise the rights set forth in the foregoing clauses (a) through (d), inclusive, before, during or after the pendency of any judicial reference proceeding.  Neither the exercise of self help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies or the opposition to any such provisional remedies shall constitute a waiver of the right of any Party, including, but not limited to, the claimant in any such action, to require submission to judicial reference the merits of the Dispute occasioning resort to such remedies.  No provision in the Loan Documents regarding submission to jurisdiction and/or venue in any court is intended or shall be construed to be in derogation of the provisions in any Loan Document for judicial reference of any of Dispute.

7.             If a Dispute includes multiple claims, some of which are found not subject to this Agreement, the Parties shall stay the proceedings of the Disputes or part or parts thereof not subject to this Agreement until all other Disputes or parts thereof are resolved in accordance with this Agreement.  If there are Disputes by or against multiple parties, some of which are not subject to this Agreement, the Parties shall sever the Disputes subject to this Agreement and resolve them in accordance with this Agreement.

8.             During the pendency of any Dispute which is submitted to judicial reference in accordance with this Agreement, each of the Parties to such Dispute shall bear equal shares of the fees charged and costs incurred by the referee in performing the services described in this Agreement.  The compensation of the referee shall not exceed the prevailing rate for like services.  The prevailing party shall be entitled to reasonable court costs and legal fees, including customary attorney fees, expert witness fees, paralegal fees, the fees of the referee and other reasonable costs and disbursements charged to the party by its counsel, in such amount as is determined by the Referee.

9.             In the event of any challenge to the legality or enforceability of this Agreement, the prevailing Party shall be entitled to recover the costs and expenses from the non-prevailing Party, including reasonable attorneys’ fees, incurred by it in connection therewith.

10.           THIS AGREEMENT CONSTITUTES A “REFERENCE AGREEMENT” BETWEEN OR AMONG THE PARTIES WITHIN THE MEANING OF AND FOR PURPOSES OF CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 638.

[Signature page to follow]

Dated as of: December 7, 2011

Agreed to:

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Gary P. Terrasi
Name	Gary P. Terrasi
Title:	Vice President

CHEROKEE INC.,
a Delaware corporation,
as Borrower

By:	/s/ Henry Stupp
Name	Henry Stupp
Title:	Chief Executive Officer

SPELL C. LLC,
a Delaware limited liability company,
as Guarantor

By:	/s/ Henry Stupp
Name	Henry Stupp
Title:	Chief Executive Officer